UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report: May 13, 2015

(Date of earliest event reported)

EveryWare Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35437	45-3414553
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

519 North Pierce Avenue, Lancaster, Ohio	43130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 687-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 7.01 Regulation FD Disclosure.

EveryWare Global, Inc. (the “Company”) and its domestic subsidiaries (collectively with the Company, the “Debtors”) intend to file on or around May 13, 2015 a supplement (the “Plan Supplement”) to the pre-packaged plan of reorganization (the “Plan”) that was filed with the United States Bankruptcy Court for the District of Delaware on April 7, 2015. The Plan Supplement will disclose, among other things, that, pursuant to the Plan, a majority of the consenting lenders have determined that the distribution of New Common Stock to all holders of EveryWare Common Stock following the effective date of the Plan (a) would potentially prevent reorganized EveryWare Global from ceasing to file reports required by Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in accordance with Rule 12g-4 under the Exchange Act, and/or (b) would potentially cause reorganized EveryWare Global to be required to resume filing reports pursuant Section 13(a) of the Exchange Act following such cessation.

Consequently, the Debtors will distribute cash in lieu of New Common Stock (the “Cash Distribution”) to all holders of EveryWare Common Stock other than funds affiliated with Monomoy Capital Partners and the Clinton Group and any Term Loan Lenders (and certain affiliates of Term Loan Lenders) (collectively, the “Cash-Out Holders”). On the effective date or as soon as reasonably practicable thereafter, each Cash-Out Holder will receive cash in an amount equal to its pro rata share of 1.5% of the New Common Stock at an implied Plan value of $0.06 per share of EveryWare Common Stock.

More information about the Debtors and their Chapter 11 cases, including a copy of the Plan, as supplemented, can be found at https://cases.primeclerk.com/everyware/.

On May 13, 2015, the Company filed a press release announcing that it intends to file a Form 15 with the Securities and Exchange Commission (the “SEC”) on May 13, 2015. Upon filing the Form 15, the Company will immediately cease filing periodic reports with the SEC.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

99.1	EveryWare Global, Inc. Press Release, dated May 13, 2015.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. When used in this document, the words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “predict,” “will,” “would,” “could,” “should,” “target” and similar expressions are forward-looking statements. All statements contained in this Current Report that are not statements of historical fact and other estimates, projections, future trends and the outcome of events that have not yet occurred referenced in this Form 8-K should be considered forward-looking statements. Although the Company believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Additionally, various economic and competitive factors could cause actual results to differ materially from those discussed in such forward-looking statements, including, but not limited to, such risks relating to (i) risks and uncertainties associated with the bankruptcy proceedings, including our ability to consummate the transactions contemplated by the restructuring support agreement entered into among us, certain of the lenders under our term loan and certain of our equity holders within the time frame contemplated therein; and (ii) the expected limited recovery for holders of our common stock resulting from the Chapter 11 proceedings. There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EveryWare Global, Inc.

Date: May 13, 2015	By:	/s/ Erika J. Schoenberger
Name: Erika J. Schoenberger
Title: General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	EveryWare Global, Inc. Press Release, dated May 13, 2015.